UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

SpartanNash Company

(Exact name of Registrant as Specified in Its Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700
Grand Rapids, Michigan		49518-8700
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SpartanNash Company 2024 Stock Incentive Plan

At the 2024 Annual Meeting of Shareholders of SpartanNash Company (the “Company”) held on May 22, 2024 (the “Annual Meeting”), the Company’s shareholders approved the SpartanNash Company 2024 Stock Incentive Plan (the “2024 SIP”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The 2024 SIP will replace the Company’s current Stock Plan, the SpartanNash Company 2020 Stock Incentive Plan (the “Prior Plan”) and it became effective as of the date of shareholder approval, or May 22, 2024 (the “Effective Date”). The following paragraphs provide a summary of certain terms of the 2024 SIP.

Consistent with the Prior Plan, the purposes of the 2024 SIP are to: (i) protect the interests of the Company’s shareholders; (ii) advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and (iii) motivate such persons to act in the long-term best interests of the Company and its stockholders.

Subject to the terms and conditions of the 2024 SIP, the maximum number of shares of the Company’s common stock that may be issued pursuant to awards granted under the 2024 SIP will be 2,144,000 less one share for every one share subject to an award granted under the Prior Plan between March 15, 2024 and the Effective Date. The 2024 SIP provides that the Compensation Committee (the “Committee”) may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee of the Board may determine to be necessary or desirable: stock options, including both incentive stock options and non-qualified stock options; stock appreciation rights; restricted stock and restricted stock units (including performance shares and performance share units (“PSUs”); dividends and dividend equivalent rights; and other stock-based awards.

The foregoing description of the Company’s 2024 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2024 SIP, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2024, the Company held its 2024 Annual Meeting. As of March 27, 2024, the record date for the determination of shareholders entitled to vote at the Annual Meeting (the "Record Date"), there were 34,465,355 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. 30,958,920 shares of common stock, or 89.82% of the common stock outstanding on the Record Date, were present in person or represented by proxy at the Annual Meeting, constituting a quorum.

Set forth below are (i) the matters voted upon at the Annual Meeting, which are more fully described in the Company's proxy statement filed with the U.S. Securities and Exchange Commission on April 10, 2024, and (ii) the final certified results of the voting reported by Morrow Sodali LLC, the independent Inspector of Election for the Annual Meeting (the "Inspector of Election").

Proposal 1 - Election of Directors

Shareholders elected each of the Company's nominees to serve until the 2025 Annual Meeting of Shareholders of the Company and until such directors' successors shall have been elected and qualified. The voting results for this proposal were as follows:

Company Nominees	For	Withheld	Broker Non-Votes
M. Shân Atkins	25,908,225	1,711,093	3,339,602
Fred Bentley, Jr.	27,195,107	424,211	3,339,602
Douglas A. Hacker	27,007,289	612,029	3,339,602
Kerrie D. MacPherson	27,177,598	441,720	3,339,602
Julien R. Mininberg	26,369,298	1,250,020	3,339,602
Jaymin B. Patel	26,532,065	1,087,253	3,339,602
Pamela S. Puryear, Ph.D.	26,522,321	1,096,997	3,339,602
Tony B. Sarsam	27,008,360	610,958	3,339,602

Proposal 2 - Advisory Approval of the Company's Named Executive Officer Compensation

Shareholders approved, on an advisory basis, the Company's named executive officer compensation. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
25,462,160	2,042,287	114,871	3,339,602

Proposal 3 - Approval of the SpartanNash Company 2024 Stock Incentive Plan

Shareholders approved the SpartanNash Company 2024 Stock Incentive Plan. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
25,502,820	2,056,154	60,344	3,339,602

Proposal 4 - Ratification of the Selection of the Company's Independent Certified Public Accounting Firm

Shareholders approved the ratification of the selection of Deloitte & Touche LLP as the Company's independent certified public accounting firm for the fiscal year ending December 28, 2024. The voting results for this proposal were as follows:

For	Against	Abstained
30,054,928	853,669	50,323

Proposal 5 - Advisory vote on Shareholder Proposal regarding a simple majority vote

Shareholders approved, on an advisory basis, the Shareholder Proposal regarding a simple majority vote. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
25,513,325	2,011,311	94,682	3,339,602

No other matters were properly presented for consideration or shareholder action at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description

10.1	2024 Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024	SpartanNash Company

	By:	/s/ Ileana McAlary
Ileana McAlary Executive Vice President, Chief Legal Officer and Corporate Secretary